Exhibit 10.03

















            SECOND-TIER LICENSE TO SUPPLY ELECTRICITY

                            -  for  -

                     London Electricity  plc

                              NOTE

               The licenceholder is subject to the
              environmental obligations set out in
               Schedule 9 (Preservation of Amenity
           and Fisheries) of the Electricity Act 1989

                        TABLE OF CONTENTS

                                                           Page

PART I: TERMS OF THE LICENCE

PART II: THE CONDITIONS

1.  Interpretation.                                         2

2.  Restriction on supply to certain premises.              16

3.  Connection and use of system - requirement to offer     22
    terms.

3A. Connection and use of system - functions of the         28
    Director.

4.  Compliance with the Grid Code.                          30

5.  Compliance with Distribution Codes.                     31

6.  Pooling and Settlement Agreement.                       32

7.  Licensee's system planning.                             33

8.  Generation security standard.                           34

9.  Security arrangements.                                  39

10. Health and safety of employees.                         40

11. Provision of information to the Director.               41

12. Payment of fees                                         43

13. Compulsory acquisition of land etc                      45

14. Powers to carry out road works etc.                     46

    SCHEDULE 1:  Specified premises                         48

    SCHEDULE 2:  Terms as to revocation                     49

            SECOND-TIER LICENCE TO SUPPLY ELECTRICITY

                  PART I:  TERMS OF THE LICENCE

1. The Director General of Electricity Supply in accordance with a general authority given by the Secretary of State under Sections 6(1) and (2) of the Electricity Act 1989 (hereinafter referred to as "the Act") and in exercise of the powers conferred by Section 6t2)(a), Section 6(6), and
     Section 7 of the Act hereby licenses London Electricity plc (registered in England undo- ,~,imher 2366852, to supply electricity to the premises specified in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II below (hereinafter.referred to as the "Conditions").

2. The Conditions are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. The licence i. further subject to the terms as to revocation specified in Schedule 2.

3. This licence shall come into force on 1 April 1991 and unless revoked in accordance with the provisions of Schedule 2 shall continue until determined by not less than 25 years' notice in writing given by the Director General of Electricity Supply to the licensee, such notice not to be served earlier than a da-e being 10 years after the licence comes into force.

                         Dr. Eileen Marshall
                         authorized on behalf of the
25 March 1991            Director General of Electricity Supply

                    PART II:  THE CONDITIONS

                  Condition 1:  Interpretation

1. Unless the contrary intention appears, words and expressions used in the Conditions shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when this license comes into force.

2. Any word or expression defined for-the purposes of any provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions.

3.   In the Conditions unless the context otherwise requires:

       "affiliate"               in relation to the licensee or
                                 any person means any holding
                                 company or subsidiary of the
                                 licensee or such person or any
                                 subsidiary of a holding company
                                 of the licensee or such person,
                                 in each case within the meaning
                                 of Sections 736, 736A and 736B
                                 of the Companies Act 1985 as
                                 substituted by Section 144 of
                                 the Companies Act 1989 and if
                                 that section is not in force at
                                 the date of grant of this
                                 licence as if such section were
                                 in force at such date.


       "authorised"              in relation to any business or
                                 activity means authorised by
                                 licence granted under Section 6
                                 or exemption granted under
                                 Section 5 of the Act.

       "authorised electricity   means any person (other than
       operator"                 the licensee) who is authorised
                                 to generate, transmit or supply
                                 electricity and for the
                                 purposes of Conditions 3 and 3A
                                 shall include any person who
                                 has made application to be so
                                 authorised which application
                                 has no t been refused and any
                                 person transferring electricity
                                 to or from England and dales
                                 across an interconnector or who
                                 has made application for use of
                                 interconnector which has not
                                 been refused.

       "connection and use       means an agreement under which
       of system agreement"      the licensee agrees to provide
                                 to any person a connection or
                                 connections or a modification
                                 to an existing connection to
                                 the licensee's system and/or to
                                 any authorized electricity
                                 operator, use of system to
                                 transport electricity on such
                                 system, as more fully described
                                 in Condition 3.

       "designated"              in relation to any agreement or
                                 arrangement or code or proposal
                                 therefor means designated by
                                 the Secretary of State or on
                                 his behalf by such means as he
                                 may consider appropriate
                                 whether for the purposes of any
                                 Condition of this licence or
                                 otherwise, but so that an
                                 agreement or arrangement or
                                 code or proposal therefor so
                                 designated may at the
                                 discretion of the Secretary of
                                 State cease to be designated if
                                 amended or modified in any
                                 material respect.

       "Distribution Code"       means in relation to any public
                                 electricity supplier the
                                 Distribution Code required to
                                 be drawn up by such supplier
                                 and approved by the Director as
                                 from time to time revised with
                                 the approval of the Director.

       "distribution system"     means the system consisting
                                 (wholly or mainly) of electric
                                 lines owned or operated by any
                                 authorised electricity operator
                                 and used for the distribution
                                 of electricity from grid supply
                                 points or generation sets or
                                 other entry points to the point
                                 of delivery to customers, and
                                 includes any remote
                                 transmission assets operated by
                                 such authorised electricity
                                 operator and any electrical
                                 plant and meters owned or
                                 operated by the authorized
                                 electricity operator in
                                 connection with the
                                 distribution of electricity,
                                 but shall not include any part
                                 of the transmission system.

       "equivalent megawatt"     in circumstances where demand
                                 is only measured in megavolt
                                 amperes means megavolt amperes
                                 converted into megawatts using
                                 for this purpose a power factor
                                 of 0.9 megawatts per megavolt
                                 ampere or such other factor as
                                 may with the approval of the
                                 Director be taken as being
                                 appropriate having regard to
                                 electrical characteristics of
                                 the supply, and cognate
                                 expressions shall be construed
                                 accordingly.

       "Fuel Security Code"      means the document of that
                                 title designated as such by the
                                 Secretary of State as from time
                                 to time amended.

       "generation set"          means any plant or apparatus
                                 for the production of
                                 electricity and shall where
                                 appropriate include a
                                 generating station comprising
                                 more than one generation set.


       "Grid Code"               means the Grid Code required to
                                 be drawn up by the Transmission
                                 Company and approved by the
                                 Director as from time to time
                                 revised with the approval of
                                 the Director.

       "grid supply point"       means any point where
                                 electricity is delivered to the
                                 licensee's system or to the
                                 distribution system of any
                                 authorised electricity operator
                                 from the transmission system.

       "interconnectors"         means the electric lines and
                                 electrical plant and meters
                                 owned or operated by the
                                 Transmission Company solely for
                                 the transfer of electricity to
                                 or from the transmission system
                                 into or out of England and
                                 Wales.


       "licensee"                means London Electricity plc
                                 (registered In England under
                                 number 2366852)

                                 and (where the context so
                                 requires) shall include any
                                 business in respect of which
                                 the licensee is the successor
                                 company.

       "licensee's systems       means the electric lines owned
                                 or operated bail the licensee
                                 for the transport of
                                 electricity from generation
                                 sets or grid or bulk supply
                                 points to the point of delivery
                                 to customers, and includes any
                                 electrical plant and meters
                                 associated therewith.

       "megawatt" or "MW"        includes an equivalent
                                 megawatt.

       "Pooling and Settlement   means the agreement of that
       Agreements                title approved (or to be
                                 approved) by the Secretary of
                                 State or by the Director as
                                 from time to time amended with
                                 the approval of the Director
                                 (where so required pursuant to
                                 its terms) and shall where the
                                 context permits include the
                                 Initial Settlement Agreement
                                 approved (or to be approved) by
                                 the Secretary of State (as from
                                 time to time amended wit the
                                 consent of the Secretary of
                                 State)

       "related undertaking"     in relation to the licensee or
                                 any person means any
                                 undertaking in which the
                                 licensee or such person has a
                                 participating interest as
                                 defined by Section 260 of the
                                 Companies Act 1985 as
                                 substituted by Section 22 of
                                 the Companies Act 1989 and if
                                 that section is not in force at
                                 the date of grant of this
                                 licence as if such section were
                                 in force at such date.

       "remote transmission      means any electric lines,
       assets"                   electrical plant or meters
                                 owned by the Transmission
                                 Company which (a) are embedded
                                 in the licensee's system or in
                                 the distribution system of any
                                 authorised electricity operator
                                 other than the Transmission
                                 Company and are not directly
                                 connected by lines or plant
                                 owned by the Transmission
                                 Company to a substation owned
                                 by the Transmission Company and
                                 (b) are by agreement between
                                 the Transmission Company and
                                 the licensee or such authorized
                                 electricity operator operated
                                 under the direction and control
                                 of the licensee or such
                                 authorized electricity
                                 operator.

       "Retail Price Index!'     means the general index of
                                 retail prices published by the
                                 Department or Employment each
                                 month in respect of all items
                                 or:

                   (a)           if the index for any month in
                                 any year shall not have been
                                 published on or before the last
                                 day of the third month after
                                 such month, such index for such
                                 month or months as the Director
                                 may after consultation with the
                                 licensee determine to be
                                 appropriate in the
                                 circumstances; or

                   (b)           if there is a material change
                                 in the basis of the index, such
                                 other index as the Director may
                                 after consultation with the
                                 licensee determine to be
                                 appropriate in the
                                 circumstances.

       "Transmission Company"    means The Rational Grid Company
                                 plc or any other holder for the
                                 time being of a licence to
                                 transmit electricity in England
                                 and Wales under Section 6(1)(b)
                                 of the Act.

       "transmission system"     means the system consisting
                                 (wholly or mainly) of high
                                 voltage electric lines owned or
                                 operated by the Transmission
                                 Company and used for the
                                 transmission of electricity
                                 from one generating station to
                                 a sub-station or to another
                                 generating station or between
                                 substations or to any
                                 interconnector, and includes
                                 any electrical plant and meters
                                 owned or operated by the
                                 Transmission Company in
                                 connection with the
                                 transmission of electricity but
                                 shall not include any remote
                                 transmission assets.

       "undertaking"             bears the meaning ascribed to
                                 that expression by Section 259
                                 of the Companies Act 1985 as
                                 substituted by Section 22 of
                                 the Companies Act 1989 and if
                                 that section is not in force at
                                 the date of grant of this
                                 licence as if such section were
                                 in force at such date.

4. Any reference to a numbered Condition (with or without a suffix letter) or Schedule is a reference to the Condition (with or without a suffix letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph (with or without a suffix letter) bearing that number in the Condition or Schedule in which the reference occurs:.

5. In construing the Conditions, the heading or title of any Condition or paragraph shall be disregarded.

6. Where, in the Conditions, any obligation of the licensee is required to be performed within a specified time limit that obligation shall be deemed to continue after that time limit if the licensee fails to comply with that obligation within that time limit.

7. The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition, and directions issued by the Director pursuant to any Condition shall be delivered or served as aforesaid.

     Condition 2:   Restriction on supply to certain Premises

1. Save as provided in paragraphs 3 and 5 below the licensee shall not during the franchise period supply electricity to any single premises at which the relevant demand in megawatts is at or below the franchise limit.

2. In determining for the purposes of this Condition whether any single premises falls within the franchise limit the licensee shall have regard to the following bases of assessment:

     (a) in respect of premises occupied by existing customers the relevant demand in megawatts shall be calculated as an average of the maximum monthly demands under normal operating conditions at such single premises supplied by one or more authorized electricity operators and/or the licensee In the three months of highest maximum demand as recorded over the most recent twelve-month period in respect of which figures are available; and

     (b) in respect of premises occupied by a new customer seeking a supply from the licensee the relevant demand in megawatts shall be calculated by reference to the average maximum monthly demand which might reasonably be expected in the three months of highest maximum demand over a twelve-month period at premises having similar,demand characteristics to the premises occupied by such new customer. '.
2A. For the purposes of paragraph 2, if any electricity which has been or is to be supplied by the licensee to any single premises ("premises A") is or will be on-supplied by another person from premises A to one or more other single premises ("premises B'') then:

     (a) if the on-supply to premises B fro`.. premises A was made on 31 March 1990 by than other person pursuant to an agreement for that other person to supply premises B which was subsisting on that date that demand at premises B which is met by such on-supply from premises A may be regarded as part of the relevant demand in megawatts at premises A; and

     (b) save as provided in sub-paragraph (a) above, that demand at premises B which is met by such on-supply from premises A shall not be regarded as part of the relevant demand in megawatts at premises A.

3. Subject to paragraph 4 below, if at any time during the franchise period the relevant demand in megawatts (calculated in accordance with paragraphs 2 and 2A above) at any single premises to which a supply is given by the licensee in accordance with the provisions of this Condition should fall to or below the franchise limit the licensee may, notwithstanding such fact,'-continue to supply such premises without being in breach of this Condition until such time as:

     (a) '''any contract existing between:the 'licensee and the customer occupying such premises is determined by effluxion of time or otherwise; or

     (b) the supply arrangements between the licensee and the customer occupying such premises shall for any other reason be terminated.

4. Save where the Director otherwise agrees, if (having regard to the basis of assessment referred to in paragraph 2(b) above) the relevant demand in megawatts of a customer who was a new customer at the time of commencement of supply by the licensee should, in the first twelve-month period for which figures are available, prove to be less than was reasonably expected of such customer and to fall to or below the franchise limit, the licensee shall cease to supply such customer.

5. Not withstanding paragraph l, the licensee may supply electricity to single premises.at which the relevant demand in megawatts is at or below the franchise limit where such single premises are specified for the purposes of this licence by the Director with the prior approval of the Secretary of State.

6. For the purposes of paragraph 2(a), where the average calculated as there provided, but ignoring for this purpose.the reference to normal operating conditions, was no more than lo per cent. higher than the average (calculated in the same-manner) over the twelve-month period preceding the twelve-month period referred to in.paragraph 2(a), the maximum monthly demands from which the average was derived shall be presumed to have occurred under normal operating conditions.

7. Any dispute arising uncle_ the.provisions of this Condition.between the licenseetand any authorized electricity operator or any person requiring a supply of electricity from the licensee may be referred to the Director and the Director shal! determine whether the premises in respect of which the customer requires a supply to be given fall within the franchise limit.

8.   In this Condition:

       "existing customer"       means any person occupying
                                 premises to which a supply is
                                 being given by the licensee or
                                 any other authorised
                                 electricity operator, which
                                 person (or any affiliate or
                                 related undertaking of such
                                 person) and premises have been
                                 supplied for a clear period of
                                 at least 12 months prior to the
                                 date on which application for
                                 supply by the licensee is made.

       "franchise limit"         means:

                           (a)   during the four year period
                                 from 31st March, 1990 to Both
                                 March, 1994 one megawatt; and

                           (b)   during the succeeding four yea'
                                 period from 31st March, 1994 to
                                 30th March, 1998 0.1 megawatt.

       "franchise period"        means the period of eight years
                                 commencing on 31st March, 1990.

       "new customer"            means any person supplied or
                                 applying for a supply to
                                 premises other than an existing
                                 customer.

       "single premises"         includes in the case of sites
                                 or buildings in multi-
                                 occupation, each area in
                                 respect of which the supply of
                                 electricity was as at 31st
                                 December, 1989 or is or is to
                                 be separately metered and the
                                 occupier individually invoiced
                                 by the licensee or any
                                 authorised electricity
                                 operator.


     Condition 3: Connection and use of system = requirement to offer terms.

1. The licensee shall, subject 'o paragraphs 6, 7 and 11 below, offer to enter into on agreement Faith any authorized electricity operator who has made application for use of system:

     (a) to accept into the licensee's system at such entry point and in such quantities as may be specified in the application, electricity to be provided by or for the authorized electricity operator;

     (b) to deliver electricity equal in quantity to that accepted into the licensee's system (less only any distribution losses) from such exit points on that system and in such quantities as may be specified in the application to such person as the authorized electricity operator may specify; and

     (c) containing terms in accordance with paragraphs 3 and 4 below and such other terms and conditions as may be appropriate for the purposes of the agreement in the circumstances in which it is likely to be made.

2. The licensee shall, subject to paragraphs 6 and 7 below, offer terms for a connection and use of system agreement in accordance with paragraph 1 above as soon as practicable and in any event not more than the period specified in paragraph 8 below after receipt by the licensee of an application from the authorized electricity operator containing all such information as the licensee may reasonably require for the purpose of formulating the terms of his offer.

3. The licensee's offer made in accordance with paragraph 1 shall make detailed provision regarding:

     (a) the carrying out of works (if any) required for the construction or modification of the entry point to connect the licensee's system to the transmission system or to any distribution system or in connection with the construction or modification of any exit points for the delivery of the electricity to be distributed as specified in the agreement, and for the obtaining or any consents necessary for such purpose;

     (b) the carrying out of works (if any) for the provision of electrical plant or for the extension or reinforcement of the licensee's system which are required, in the opinion of the licensee, to be undertaken for the provision of use of system to the authorised electricity operator and for the obtaining of any consents necessary for such purpose;

     (c) the installation of appropriate meters or other apparatus (if any) required to enable the licensee to measure electricity being accepted into the licensee's system at the specified entry point and leaving such system -at the specified exit points;

     (d) the installation of such switchgear or other apparatus (if any) as may be required for interrupting the use of system should there be a failure by or for an authorised electricity operator to provide electricity at its entry point on the licensee's system for delivery to the person specified by the authorised electricity operator from the exit points on such system;

     (e) the date by which any works required so as to permit access to the licensee's system (including for this purpose any works to extend or reinforce them) shall be completed (time being of the essence unless otherwise agreed by the authorized electricity operator); and

     (f) the charges to be paid by the authorized electricity operator for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of, the licensee's system and for use of system shall, unless manifestly inappropriate, be set in conformity with paragraph 4 below.

4. The charges referred to in paragraph 3 to be contained in every agreement the subject of an offer by the licensee shall be such that:

     (a) charges for the provision of electrical plant, connection charges, charges for modification of connections or any charges for extension or reinforcement of the licensee's system or for use of system are set at a level which will enable the licensee to recover no more than:

          (i) the appropriate proportion. (taking account c the factors referred to in paragraph 5) or the costs directly or Indirectly incurred b, the licensee;
               and

          (ii) a reasonable rate of return on the capital represented by such costs;

     (b) charges for the installation of meters, switchgear or other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such cost.

5. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying outworks, the.licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other authorised electricity operator as a result of the carrying out of such works whether by virtue o.~ the provision of electrical plant, the reinforcement or extension of the licensee's system, or the provision of additional entry or exit points on such system or otherwise; and

     (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from other authorized electricity operators or other persons.

6. The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement with an authorized electricity, operator to make connections or to provide use of system where, by reason of the capacity of the licensee's system and the use made or reasonably expected to be made of it, the licensee would be required to expand or reinforce the capacity of the licensee's system.

7. The licensee shall not be obliged pursuant to this Condition to offer to enter into any agreement with an authorised electricity operator if:

     (a)  to do so would be likely to involve the licensee:

          (i)  in breach of the Grid Code;

          (ii) in breach of the Distribution Code;

         (iii) in breach of the Electricity Supply
               Regulations 1988 or any regulations made under
               Section 29 of the Act; or

          (iv) in breach of any other enactment relating to safety or standards applicable to the licensee's system; or

     (b) the person making the application does not undertake to be bound, insofar as applicable, by the terms of the Distribution code or the Grid Code from time to time in force; or

     (c) the person making the application ceases to be an authorized electricity operator.

8. For the purpose of paragraph 2, the period specified shall be:

     (a) in the case of persons seeking use of system only, 28 days; and

     (b) in the case of persons seeking connection, modification of an existing connection or use of system in conjunction with connection, three months.

9. The preceding paragraphs of this Condition shall apply mutatis mutandis in the case of any person (not being an authorised electricity operator) who wishes to be connected at an exit point on the licensee's system.

10, The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person fc- the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and
     (vi) of Part 2 of Schedule 2 of The Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force meae pursuant to Section 6(3),.60 and 64(1) of the Act.

11. Paragraphs 1 to 10 inclusive above shall apply only if, and to the extent that,.the Director so directs and the licensee shall comply with any such direction. .

     Condition 3A: Connection And use of System - functions of the Director

1. If, after a period which appears to the Director . be reasonable for the purpose, the licensee has failed to enter into an agreement with an authorised electricity operator (or in the case of connection at any exit point, any person) entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition g, 'he Director may pursuant to Section 7(3)(c) of the Act, on the application of such authorized electricity operator or person or the licensee, settle any terms of the agreement in dispute between-the licensee and the authorised electricity operator or person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard, in particular, to the following considerations:

     (a) that the.authorised electricity operator or person should pay to the licensee the whole or an appropriate proportion (as determined in accordance with paragraph 5 of Condition 3) of the costs directly or indirectly incurred by the licensee in the carrying out of any works or in providing or doing any other thing' under the.agreement in question together with a-reasonable rate of return on the capital represented by such costs -calculated in accordance with the principles set out in paragraph 4 of Condition 3;

     (b) that the performance~by the.licensee of its obligations under..the.agreement should not cause it to be in breach of any other Condition of this licence;

     (c) that any methods by which the licensee's system is connected to the transmission system or to any distribution system accords with good engineering principles and practices; and

     (d) that the terms and conditions of agreements entered into by the licensee pursuant to an application in accordance with Condition 3 should be, so far as circumstances allow, as similar in substance and form as is practicable.

2. If the authorised electricity operator or person (as the case may be) wishes to proceed on the basis of the agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.


     Condition 4:  Compliance with the Grid Code

1.   The licensee shall comply with the provisions of the Grid
     Code in so far as applicable to it.

2. The Director may (following consultation with the Transmission Company) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent as may be specified in those directions.


     Condition 5:  Compliance with Distribution Codes

1. The licensee shall comply with the provisions of the Distribution Code of any public electricity supplier in so far as applicable to it.

2. The Director may (following consultation with any public electricity supplier directly affected thereby) issue directions relieving the licensee of its obligation under paragraph l in respect of such parts of the Distribution Code of any public electricity supplier and to such extent as may be specified in those directions.


     Condition 6:  Pooling and Settlement Agreement

1. The licensee shall be party to and, within 3 months after the date on which this licence comes into force (or such longer period as may be specified by the Director in directions issued for the purposes of this Condition), shall become a pool member under and shall in either case comply with the provisions of, the Pooling and Settlement Agreement insofar as the same shall apply to it in its capacity as a private electricity supplier.

2. Paragraph 1 shall not apply for so long as the aggregate amounts to be supplied by the licensee and any affiliate or related undertaking of the licensee in its or their capacity as a public or private electricity supplier do not exceed 500 kW.


     Condition 7:  Licensee's system Planning

1. The licensee shall plan and develop the licensee's system in accordance with a standard not less than that set out in Engineering Recommendation P. 2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation with the Transmission Company and any authorized electricity operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2. The Director may (following consultation with the licensee and, where appropriate, with the Transmission Company and any authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's system and to such extent as may be specified in the directions.


     Condition 8:  Generation security standard

1. The licensee shall make arrangements sufficient to meet the generation security standard.

2. The duty imposed by paragraph 1 shall be discharged either by the licensee's complying with the provisions of paragraph 3 below or by the making by the licensee of such other arrangements-as may have been previously approved in writing for the purpose by the Director.

3.   The licensee may discharge the duty imposed by paragraph 1 by:

(a) for so long as 'he relevant condition is met, purchasing as a pool member under the terms of the Pooling and Settlement Agreement quantities of electricity which are at all times sufficient to meet the demands of all qualifying customers of the licensee; and


(b) for so long as the relevant condition is met, and save by reason of planned maintenance undertaken on the licensee's system or in circumstances of force majeure affecting either the licensee's system or the quantities of electricity delivered into that system, not:


     (i)  making voltage reductions outside statutory limits; or

     (ii) interrupting or reducing supplies to any qualifying customer otherwise than as instructed pursuant to the Grid Code by the Transmission. Company or in accordance with any apo~icable Distribution Code.

4. The relevant condition referred to in paragraph 3 is that there should at any relevant time be electricity available to be purchased under the terms of the Pooling and Settlement Agreement at a price less than the ceiling price.

5. The licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

6. The provisions of this Condition are without prejudice to the duties of the licensee under the Electricity Supply
     Regulations 1988.

7.   In this Condition:

     "ceiling price"         means such price as would be equal
                             to the Pool Selling Price in
                             circumstances where the
                             corresponding Pool Purchase Price
                             was an amount equal to the Value of
                             Lost Load.

     "generation security    means such standard of general on
     standard"               security as will ensure that:

                       (a)   the supply of electricity to
                             qualifying customers will not be
                             discontinued in more than 9 years
                             in any 100 years; and

                       (b)   the voltage or frequency of
                             electricity supplied to qualifying
                             customers will not be reduced
                             below usual operational limits in
                             more than 30 years in any 100
                             years by reason of insufficiency
                             of electricity generation
                             available for the purposes of
                             supply by the licensee to its
                             qualifying customers at times of
                             annual system peak demand.

     "Pool Purchase Price"   shall each have the meaning from
     and "Pool Selling Price"time to time ascribed to them in
                             Schedule 9 to the Pooling and
                             Settlement Agreement.

     "qualifying customer"   means any purchase from the
                             licensee but shall exclude
                       (a)   a contract purchaser under an
                             interruptible contract or a
                             contract containing load
                             management terms to the extent
                             that supplies to that purchaser
                             may be interrupted or reduced in
                             accordance with the terms of that
                             contract; and

                       (b)   a customer on special tariff terms
                             which restrict supplies to
                             particular time periods to the
                             extent that supplies to that
                             customer may be interrupted or
                             reduced in accordance with such
                             tariff.

     "Value of Lost Loads"   means in respect or the financial
                             year, ending 31 March 1991 the sum
                             of pound2 per kWh and, in respect
                             of each succeeding financial year.
                             the sum which corresponds to pound
                             2 per kWh as adjusted to reflect
                             the percentage change in the Retail
                             Price Index between the index
                             published or determined in respect
                             to the December prior to the start
                             of that financial year and the
                             index published or determined for
                             December 1989.


     Condition 9:  Security Arrangements

1.   The licensee shall comply with the provisions of the Fuel
     Security Code and such provisions shall have effect as if they were set out in this licence.


     Condition 10:  Health and safety of employees

1. It shall be the duty of the licensee to act together with other licensees to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licensees.


     Condition 11:  Provision of information to the Director

1. Subject to paragraphs 2 and 3, the licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

     (a)  the functions assigned to him by or under the Act; and

     (b)  any functions transferred to him under the Act.

2. The licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

3. The licensee may not be required by the Director to furnish him under this Condition with any information required in relation to "` enforcement matter which the licensee could not be compelled to produce or give under Section 28(3) of the Act.

4. The power of the Director to call for information under paragraph 1 is in addition to the power of the Director to call for information ever or pursuant to any other
     Conditions.

5. In paragraphs 1 to 4, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

6. The licensee shall, if so requested by the Director give reasoned comments on the accuracy and text of any information and advice (so far as relating to supply of electricity authorised by this licence) which the Director proposes to publish pursuant to Section 48 of the Act.


     Condition 12:  Payment of fees

1. The licensee shall, at the times stated hereunder, pay to the Director fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2. Within 30 days after the grant of this license but, in any event, before 2 May 1991 the licensee shall pay to the.
     Director an initial fee of pound 250.

3. In respect of the year beginning on 1st April 1992 and in each sub.,2~'ent year, the licensee shall pay to the Director a fee which is the aggregate of the following amounts:

     (a) an amount which is a proportion as determined by the Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee, as likely to be his costs during the coming year in the exercise of his general functions under the Act in relation to the holders of licenses granted under Section 6(1) and 6(2) of the Act;

     (b) an amount whicn is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect to this licence or any other licence issued under Section o(2)
          a. the Act; and

     (c) the difference (being a positive or a negative amount), if any, between:

          (i) the amount of the fee paid by the licensee in respect of the year immediately preceding the 1st
               April in question; and

          (ii) the amount which that fee would have been in respect of that year had the amount comprised therein under sub-paragraph (a) above (or, where that period commenced on 1 April 1991 the amount attributable to the matters referred to in that sub-paragraph) been calculated by reverence to the total costs of the Director and the proportion thereof actually attributable to the licensee (such total costs being apportioned as determined by the Director according to a method previously disclosed in writing to the licensee)

     and the fee shall be paid by the licensee to the Director within one month of the Director giving notice to the licensee. of its amount if that notice is given within six months of the beginning of the year~in respect of which the fee is payable.


     Condition 13:  Compulsory acquisition of land etc

1. All the powers and rights conferred by or under the provisions of Schedule 3 of the Act (compulsory acquisition of land etc.) shall have effect in relation to the licensee to the extent that they are . maintenance, removal or replacement of the licensee's system or any part thereof which are necessary to enable the licensee to supply electricity to the premises specified in Schedule 1 of this licence.

2.   Paragraph 1. shall cease to have effect on 3 March 1994.


     Condition 14:  Powers to carry out street works etc

1. The powers and rights conferred by or under the provisions of Schedule 4 to the Act (powers to carry out street works etc.) shall have effect and may, subject to paragraph 2 below, be exercised by carrying out works in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

     (a) electric lines which are necessary to enable the licensee to supply electricity to premises specified in
          Schedule 1 below;

     (b)  electrical plant associated with such lines; and

     (c) any structures for housing or covering such lines or plant.

2. Works which are under, over, in, on, along or ar-oss any street, which for the purposes of the Highways Act 1980 constitutes a highway or part of a highway maintainable at the public expense, may be undertaken in pursuance of paragraph 1 above subject to the following conditions:

     (a) that such works shall not be carried out except with the consent, which shall not unreasonably be withheld, of the highway authority and in accordance with such reasonable conditions as may be attached to such consent;

     (b) that any question as to whether or not a consent of highway authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed:


          (i) by agreement between the licensee and the highway authority; or

          (ii) in default of such agreement, by the Director on the application of either party.

3.   Paragraph 1. shall cease to have effect on 31 March 1994.

                           SCHEDULE 1

                       Specified Premises

All non-domestic premises having a maximum demand over low in the authorised areas as at 31 March 1990 of the following public electricity suppliers:

          East Midlands Electricity pl

          Eastern Electricity p]

          MANWEB plc

          Midlands Electricity plc

          Northern Electric plc

          NORWEB plc

          SEEBOARD plc

          Southern Electric plc

          South Wales Electricity plc

          South Western Electricity plc

          Yorkshire Electricity Group plc

                           SCHEDULE 2

                     Terms as to revocation

1. The Director may at any time revoke this licence by not less than 30 days' notice in writing to the licensee:

     (a) if the licensee agrees in writing with the Director that this licence should be revoker.

     (b) if any amount payable under Condition 12 is unpaid 30 days after ic has become due and remains unpaid for a period of 14 days after the Director has given the licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable become due;

     (c) if the licensee fa is to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Director within three months after the Director has given notice of such failure to the licensee. Provided that no such notice shall be given by the Director before the expiration of the period within which an application under Section 27 of the Act could be made questioning the validity of the final or provisional order or before the

3. The provisions of Section 109 of the Act shall apply for the purposes of the service of any notice under this Schedule.